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                                                                     Exhibit 2.6
                                                    Execution Copy June 10, 1999
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                      AGREEMENT AND PLAN OF REORGANIZATION


                           Dated as of June 10, 1999








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                               INDEX OF EXHIBITS

Exhibit A       Agreement of Merger to be attached following execution

Exhibit B       Form of Noncompetition Agreements

Exhibit C       Reserved

Exhibit D       Affiliate Agreements to be attached following execution


                                    -iv-
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                              TABLE OF CONTENTS
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SECTION 1   THE MERGER....................................................    1
    1.1     Merger; Effective Time........................................    1
    1.2     Closing.......................................................    2
    1.3     Effects of the Merger.........................................    2
    1.4     Articles of Incorporation; Bylaws; Directors; Officers........    2

SECTION 2   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES............    2
    2.1     Effect on Capital Stock.......................................    2
    2.2     Exchange of Certificates......................................    6

SECTION 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
            THE MEMBERS...................................................    8
    3.1     Organization, Standing and Corporate Power....................    8
    3.2     Company Capital Structure.....................................    8
    3.3     Subsidiaries..................................................    9
    3.4     Authority/Noncontravention....................................    9
    3.5     Financial Statements..........................................   10
    3.6     Absence of Certain Changes or Events..........................   11
    3.7     Litigation....................................................   11
    3.8     Contracts.....................................................   12
    3.9     Compliance With Laws..........................................   13
    3.10    Absence of Changes in Benefit Plans; Employment Agreements; Labor
            Relations.....................................................   13
    3.11    ERISA Compliance..............................................   13
    3.12    Taxes.........................................................   14
    3.13    No Excess Parachute Payments..................................   14
    3.14    Title to Properties...........................................   15
    3.15    Intellectual Property.........................................   15
    3.16    Year 2000 Compliance..........................................   16
    3.17    Voting Requirements...........................................   17
    3.18    Payments......................................................   17
    3.19    Transactions with Related Parties.............................   17
    3.20    Restrictions on Business Activities...........................   17
    3.21    Accounts Receivable; Inventory................................   18
    3.22    Minute Books..................................................   18
    3.23    Environmental Matters.........................................   18
    3.24    Insurance.....................................................   19
    3.25    Warranties; Indemnities.......................................   19
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    3.26    Information Supplied..........................................   19
    3.27    Representations Complete......................................   20

SECTION 4   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..............   20
    4.1     Organization, Standing and Corporate Power....................   20
    4.2     Authority/Noncontravention....................................   21
    4.3     Capitalization; Ownership of Shares...........................   22
    4.4     SEC Documents; Parent Financial Statements....................   22
    4.5     Parent Common Stock...........................................   23
    4.6     Information Supplied..........................................   23

SECTION 5   COVENANTS.....................................................   23
    5.1     Conduct of Business of the Company............................   23
    5.2     No Solicitation...............................................   25
    5.3     Preparation of Registration Statements........................   26
    5.4     Member Approval...............................................   27
    5.5     Access to Information.........................................   28
    5.6     Confidentiality...............................................   28
    5.7     Expenses......................................................   28
    5.8     Public Disclosure.............................................   28
    5.9     Consents......................................................   29
    5.10    Reasonable Efforts............................................   29
    5.11    Notification of Certain Matters...............................   29
    5.12    Blue Sky Laws.................................................   29
    5.13    Noncompetition Agreement; Voting and Employment Arrangements..   29
    5.14    Listing of Parent Common Stock................................   30
    5.15    Affiliate Agreement...........................................   30
    5.16    Brokers or Finders............................................   31
    5.17    Tax Returns...................................................   31
    5.18    Distributions to Members......................................   31
    5.19    Employees; Employee Benefits..................................   31
    5.20    Post-Closing Operations of the Company........................   31

SECTION 6   CONDITIONS TO THE MERGER......................................   32
    6.1     Conditions to Obligations of Each Party to Effect the Merger..   32
    6.2     Additional Conditions to the Obligations of Parent and Sub....   33
    6.3     Additional Conditions to Obligations of Company...............   34
    6.4     Effect of Waiver..............................................   34
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SECTION 7   INDEMNIFICATION...............................................   35
    7.1     General Indemnification.......................................   35
    7.2     Limitation and Expiration.....................................   35
    7.3     Indemnification Procedures....................................   36
    7.4     Right of Set-off..............................................   39
    7.5     Members' Representative.......................................   39
    7.6     Survival of Representations, Warranties and Covenants.........   40

SECTION 8   TERMINATION, AMENDMENT AND WAIVER.............................   40
    8.1     Termination...................................................   40
    8.2     Effect of Termination.........................................   42
    8.3     Amendment.....................................................   42
    8.4     Extension; Waiver.............................................   42
    8.5     Notice of Termination.........................................   42

SECTION 9   MISCELLANEOUS.................................................   42
    9.1     Notices.......................................................   42
    9.2     Interpretation................................................   44
    9.3     Counterparts..................................................   45
    9.4     Entire Agreement; Assignment..................................   45
    9.5     Severability..................................................   45
    9.6     Other Remedies................................................   45
    9.7     Governing Law.................................................   45
    9.8     Further Assurances............................................   45
    9.9     Absence of Third Party Beneficiary Rights.....................   46
    9.10    Mutual Drafting...............................................   46
    9.11    Further Representations.......................................   46
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                     AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 10, 1999 among Ticketmaster Online - CitySearch, Inc., a Delaware corporation ("Parent"), Web Media Ventures, LLC, a Texas limited liability company (dba One & Only Network) (the "Company"), and William Bunker, David Kennedy and Glenn Wiggins, members of the Company (collectively, the "Members" and individually, a "Member").

                                  BACKGROUND

     A. The Boards of Directors of each of the Company and Parent believe it is in the best interests of each company and their respective owners that the Company and TM Acquisition Corporation, a Texas corporation to be formed by the Parent as a wholly-owned subsidiary of Parent ("Sub"), combine into a single company through the merger of Sub with and into the Company (the "Merger") pursuant to the terms of this Agreement and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, all of the issued and outstanding membership units, of the Company (the "Units") shall be converted into the right to receive shares of Class B Common Stock, $.01 par value, of Parent (the "Parent Common Stock"), or in certain instances the right to receive cash of the Parent.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

                                   SECTION 1

                                  THE MERGER

     1.1  Merger; Effective Time. Subject to the terms and conditions of this
          ----------------------
Agreement and an Agreement of Merger the form of which will be prepared and attached hereto within five business days after the date hereof and which will be in a form mutually acceptable to all Parties hereto (the "Merger Agreement"), Sub will be merged into the Company (the "Merger") in accordance with the Texas Limited Liability Company Act (the "Texas Act"). The Merger Agreement will provide, among other things, the mode of effecting the Merger and the manner and basis of converting each issued and outstanding Unit for the Purchase Price (as defined in Section 2.1(d) below).

          Subject to the provisions of this Agreement and the Merger Agreement, the Merger Agreement, together with required officers' certificates, shall be filed in accordance with the Texas Act on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon confirmation of such filing of the Merger Agreement and such officers' certificates (the date of confirmation of such filing is referred to as the "Effective Date" and the time of confirmation of such filing is referred to as the "Effective Time").

     1.2  Closing. The closing of the Merger (the "Closing") will take place as
          -------
soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Section 6 (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, unless a different date or place is agreed to in writing by the parties hereto.

     1.3  Effects of the Merger. At the Effective Time, the separate existence
          ---------------------
of Sub shall cease and Sub shall be merged with and into the Company, and the effects of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of the Texas Act. The Company after the Merger is sometimes referred to as the "Surviving Corporation." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws; Directors; Officers. At the
          ------------------------------------------------------
Effective Time, (i) the Regulations of the Company shall be the Regulations of the Surviving Corporation; (ii) the directors of Sub shall be the managing members of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Regulations of the Surviving Corporation, as the same may be amended from time to time or otherwise as provided by law; and (iii) the officers as set forth in the Merger Agreement shall be the initial officers of the Surviving Corporation.


                                   SECTION 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the
         -----------------------
Merger and without any action on the part of the holder of any shares of capital stock of the Company:

         (a) Capital Stock of Sub. Each issued and outstanding share of capital
             --------------------
stock of Sub shall be converted into one validly issued, fully paid and non-assessable Unit of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall evidence ownership of Units of the Surviving Corporation.

         (b)  Cancellation of Certain Units of the Company.  All Units of the
              --------------------------------------------
Company that are owned directly or indirectly by the Company shall be canceled and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c)  Conversion of Units of the Company.  Subject to Sections 2.1(e),
              ----------------------------------
(f) (g), (h) and (i) below, each issued and outstanding Unit of the Company (other than Units to be canceled

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pursuant to Section 2.1(b)), that are issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive the Purchase Price (as defined in Section 2.1(d)) divided by the number of Units (including Units subject to issuance upon exercise of outstanding options, warrants or other rights) outstanding immediately prior to the Effective Time (excluding Units to be canceled pursuant to Section 2.1(b)). All such Units, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Units shall cease to have any rights with respect thereto, except the right to receive the Purchase Price in consideration therefor upon the surrender of such certificate in accordance with Section 2.2 of this Agreement. The distribution of each installment of the Purchase Price (as set forth in Section 2.1(e)) shall be paid to the Members prorated based upon their respective holdings of Units divided by all outstanding Units (including Units subject to issuance upon exercise of outstanding options, warrants or other rights) at the Closing.

         (d)  Purchase Price.  The aggregate purchase price (the "Purchase
              --------------
Price") to be paid by Parent in the Merger for all outstanding Units of the Company and rights therefor will be equal to $40,650,000, provided that the Company's accrued but not deferred revenues for calendar year 1999, determined in accordance with generally accepted accounting principles (the "Company Accrued Revenues") equal $9 million. If the Company Accrued Revenues are more than $9 million, then the Purchase Price shall be $40,650,000 plus an amount equal to $4.065 for each $1 in Company Accrued Revenues above $9 million. If the Company Accrued Revenues are less than $9 million, then the Purchase Price shall be $40,650,000 minus an amount equal to $4.065 for each $1 in Company Accrued Revenues below $9 million. Notwithstanding the preceding sentence, in no event shall the Purchase Price be less than $36,585,000 nor greater than $44,715,000. The final determination of the Purchase Price shall be based upon an audit of the Company's 1999 financial statements to be performed by the independent accounting firm of Ernst & Young (the "Audited Financial Statements"). Parent and the Members agree to use their best efforts and to cooperate fully with such auditors to complete the audit by March 1, 2000 (the date of delivery of the auditor's report and the audited financial statements is referred to as the "Determination Date."). The amount of the Company's Accrued Revenues as set forth in the Audited Financial Statements shall be final and non-appealable by the parties hereunder for purposes of calculating the Purchase Price in the manner set forth above.

         (e)  Purchase Price Payments.  Subject to Sections 2.1(f), (g), (h)
              -----------------------
and (i) below, the Purchase Price shall be payable by Parent to the Members in shares of Parent Common Stock as follows:

              (i) At the Closing, Parent shall deliver at the places indicated by the Members a number of shares of Parent Common Stock equal to $30 million divided by the Value (as defined below in this Section 2.1(e)); provided, however, that in no event shall the total shares of Parent Common Stock to be delivered at the Closing be more than 1,442,308 shares or less than 961,539 shares.

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              (ii)  Subsequent installments of the Purchase Price shall be paid as follows (each such payment date referred to herein as a "Payment Date"):

                    (A) On the dates that are 90 days and 180 days after the Closing, Parent shall deliver at the places indicated by the Members a number of shares of Parent Common Stock equal to $2,195,000 divided by the Value; provided, however, that in no event shall the total shares of Parent Common Stock to be delivered on either date be more than 168,847 shares or less than 56,283 shares.

                    (B) On the date that is the later of (i) 270 days after the Closing or (ii) the date the Company's 1999 audit is completed, Parent shall deliver at the places indicated by the Members a number of shares of Parent Common Stock equal to the Remaining Purchase Price (as defined below) divided by the Value: provided, however, that in no event shall the Value used for this purpose be more than $39 per share or less than $13 per share.

                    (C) The term "Remaining Purchase Price" means the Purchase Price determined as pursuant to Section 2.1(d) minus $34,390,000.

                    (D) The value of the Parent Common Stock (the "Value") with respect to the payments due on the Closing Date and each Payment Date shall be determined based upon the average closing price per share of Parent Common Stock on the Nasdaq National Market (or other National Securities Exchange as defined below) over the five consecutive trading days ending on the trading day two days preceding the Closing Date or the respective Payment Date.

              (iii) Prior to the Closing, the Parties will enter into an escrow agreement with a mutually acceptable commercial bank (the "Escrow Agent") pursuant to which an escrow account will be established (the "Escrow") the purpose of which is to hold a portion of the Purchase Price for the benefit of Parent in the event Parent is entitled to indemnification hereunder. The cash and securities in Escrow will be released to the Members on the first anniversary of the Closing Date unless released prior thereto to the Parent pursuant to Section 7.4 (a) hereof or unless the release date is deferred pursuant to Section 7.4 (b).

                    (A) There shall be no escrow of the payment made at Closing or at the first Payment Date after Closing.

                    (B) The entire number of shares distributed as the payment made on the second Payment Date after Closing will be deposited into the Escrow; provided however that in the event the Value of the shares issued on the second Payment Date after Closing exceeds $4,065,000, only that number of shares with a Value equal to $4,065,000 will be deposited into the Escrow with the rest distributed to the Members pro rata.

                    (C) That portion of the shares distributed as the payment made on the last Payment Date with a Value which, when added to the Value of the shares already in Escrow (determined as of the date such shares were first placed into Escrow) (and/or the cash already in Escrow), equals $4,065,000 will be deposited into the Escrow with the rest of such shares distributed

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to the Members pro rata. The Value of the shares held in Escrow will not be readjusted thereafter for any purpose.

                    (D) Pursuant to the terms of the Escrow, the Members will be entitled to cause the Escrow Agent to sell all or any portion of the shares deposited into Escrow so long as (i) in the case of the shares deposited in Escrow from the second Payment Date, all of the aggregate net proceeds are deposited into the Escrow and (ii) in the case of the shares deposited in Escrow from the last Payment Date, an aggregate portion of the net proceeds of such sales are retained in the Escrow which, when added to the value of the shares or cash remaining in Escrow equals at least $4,065,000; provided, however, that if the proceeds from the sale of all of the shares held in Escrow is less than $4,065,000, the Members will not be obligated to add additional cash or other securities to the Escrow to increase the value of the Escrow to $4,065,000; provided, further, however, that if the aggregate proceeds of such sale, which when added to the value of the cash and securities in the Escrow exceed $4,065,000 the Escrow will distribute such excess to the Members pro rata. Also pursuant to the terms of the Escrow, the Members will be entitled to cause the Escrow Agent to invest all or any portion of the proceeds of the cash in Escrow in any investment grade debt security with a maturity of one year or less.

         (f)  Right to Pay Cash in Lieu of Parent Common Stock.  Parent shall
              ------------------------------------------------
have the right to elect, in its sole discretion, to pay any portion of any installment of the Purchase Price in cash rather than Parent Common Stock. If Parent elects to pay cash for a portion of the Purchase Price on any Payment Date, it shall notify the Members' Representative (as defined in Section 7.5) in writing of its election no later than three days prior to the Payment Date. In addition, Parent shall have the obligation to pay an installment of the Purchase Price in cash rather than Parent Common Stock if (i) three days prior to the respective payment date the Class B Common Stock of Parent has ceased trading on either the Nasdaq National Market, the New York Stock Exchange or another national securities market (a "National Securities Exchange") or (ii) prior to the respective payment date, Parent has merged or otherwise been acquired by a company whose securities are not listed or trading on a National Securities Exchange. The Parties agree that in the event of such a merger or acquisition by a publicly held company, subject to all of the other terms and conditions herein, such survivor or acquiror will be obligated to pay installments in its publicly traded common stock or in cash.

         (g)  Reserved.
              --------

         (h)  Dissenters' Rights.  Any Units held by a holder who has properly
              ------------------
exercised dissenters' rights for such Units in accordance with the Texas Act and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into Parent Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the Texas Act. The Company shall give Parent prompt notice of any demand received by the Company to require the Company to purchase Units, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the Texas Act, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "Dissenting Member") who, pursuant to the provisions of the Texas Act, becomes entitled to payment of the value of Units shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time, to deliver a portion of the Purchase Price to any holder of Units who shall have failed to make an effective purchase demand or shall have lost its status as a Dissenting Member, Parent shall issue and deliver, upon surrender by such Dissenting Member of such holder's certificate or certificates representing Units, the portion of the Purchase Price to which such Dissenting Member is then entitled under this
Section 2.1 and the Merger Agreement.

         (i)  Fractional Shares.  No fractional shares of Parent Common Stock
              -----------------
shall be issued, but in lieu thereof each holder of Units who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market Value of Parent Common Stock (as determined in Section 2.1(e) with respect to each payment date of the Purchase Price) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each Member shall be aggregated, so that no Member shall receive cash in an amount greater than the value of one full share of Parent Common Stock.

         (j)  Stock Options.  At the Effective Time, no Company Unit Options
              -------------
(as defined in Section 3.2) shall be outstanding.

     2.2  Exchange of Certificates.
          ------------------------

          (a)  Exchange Agent.  Prior to the Effective Time, Parent shall act,
               --------------
or at its election shall designate a bank or trust company, reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") in the Merger.

          (b)  Parent to Provide Common Stock. Prior to the Effective Time and
               ------------------------------
prior to each Payment Date, Parent shall deliver to the Exchange Agent in accordance with this Section 2, the shares of Parent Common Stock or cash issuable pursuant to Section 2.1 in exchange for the outstanding Units, as well as cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(i).

          (c)  Exchange Procedures. Subject to other arrangements mutually
               -------------------
agreed upon by the Parties, prior to the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Units (the "Certificates") whose shares are being converted into Parent Common Stock pursuant to Section 2.1 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Purchase Price. Upon surrender of a Certificate for

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cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the portion of the Purchase Price to which he is entitled pursuant to Section
2.1. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Units which is not registered on the transfer records of the Company, the appropriate portion of the Purchase Price may be delivered to a transferee if the Certificate representing such capital stock of the Company is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive a portion of the Purchase Price as provided by this Section 2 and the provisions of the Texas Act.

          (d)  No Further Ownership Rights in Units of the Company.  The
               ---------------------------------------------------
Purchase Price delivered and deliverable by the Parent upon the surrender for exchange of Units in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Units and following the Effective Time, the Certificates shall have no further rights to, or ownership in, Units. There shall be no further registration of transfers on the Unit transfer books of the Surviving Corporation of the Units which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          (e)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
certificates evidencing Units shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such portion of the Purchase Price as the holder is entitled; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 2.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Units for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)  Dissenting Shares.  The provisions of this Section 2.2 shall
               -----------------
also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 2.2 shall commence on the date of loss of such status.

                                   SECTION 3

                       REPRESENTATIONS AND WARRANTIES OF
                          THE COMPANY AND THE MEMBERS

     Except as disclosed in writing in a disclosure letter referring specifically to the representations and warranties in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to Parent by the Company and the Members and certified by a duly authorized officer of the Company and the Members as contemplated below (the "Company Schedules"), each of the Company and the Members severally and not jointly represents and warrants to Parent as set forth below.

     Notwithstanding anything to the contrary contained herein, if the Company has not, as of the date hereof (the "Signing Date"), completed and/or delivered one or more of the Sections in the Company Schedules referred to in this Agreement and required to be delivered by the Company pursuant hereto, then the Company shall be permitted to complete and deliver such Sections in the Company Schedules to the Parent after the Signing Date, but in no event later than five business days from the Signing Date. The Parent shall be deemed to have accepted any such revised or newly delivered Sections to the Company Schedules unless within four business days after receipt thereof it shall have delivered to the Company a notice terminating this Agreement. If the Parent's approval of such revised or newly delivered Sections in the Company Schedule is granted or is deemed granted, any Sections in the Disclosure Schedule attached hereto as of the Signing Date and delivered by the Company which have subsequently been revised shall be deemed to be amended in accordance with such revised Sections in the Company Schedules as of the Signing Date and such late-delivered Sections in the Company Schedules shall be deemed delivered by the Company as of the Signing Date.

     3.1  Organization, Standing and Corporate Power.  The Company is a limited
          ------------------------------------------
liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than in jurisdictions where the failure to be so qualified or not be in good standing would have a Material Adverse Effect on the Company. The Company has delivered to the Parent complete and correct copies of its Regulations.

     3.2  Company Capital Structure.
          -------------------------

          (a) The capital of the Company consists of 3,000,000 Units which are issued and outstanding. All of such outstanding Units have been issued in compliance with all applicable federal and state securities laws. There are no voting agreements or voting trusts with respect to any of the outstanding Units. The outstanding Units are held by the persons and in the amounts set forth in
Section 3.2 of the Company Schedules.

          (b) The Company has reserved 300,000 Units for issuance to employees and consultants pursuant to the Company's Unit Option Plan (the "Company's Unit Option Plan"), of which options to purchase 110,000 Units have been granted as of the date of this Agreement (the "Company Unit Options") and 190,000 Units remain available for future grant under the plan. Section 3.2 (b) of the Company Schedules sets forth for each outstanding Company Unit Option the name of the holder of such option, the number of Units subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date. No Company Unit Options shall be outstanding as of the Closing. Except for the Company Unit Options described in Section 3.2 (b) of the Company Schedules, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Units or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The Company's Unit Options have been issued in compliance with all applicable federal and state securities laws. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding Units and rights to acquire Units of the Company.

     3.3  Subsidiaries.  The Company does not have and has never had any
          ------------
subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     3.4  Authority/Noncontravention.  The Company has the requisite corporate
          --------------------------
power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement and approval of the Merger by the Members, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the Members and the consummation by the Company and the Members of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to the approval and adoption of this Agreement and approval of the Merger by the Company's Members. This Agreement has been duly executed and delivered by the Company and the Members and constitutes a valid and binding obligation of the Company and the Members, enforceable against them in accordance with its terms. The execution and delivery of this Agreement do not, and subject to the approval and adoption of this Agreement and approval of the Merger by the Company's Members as required in connection with this Agreement and the transactions contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit or require any consent, approval or authorization under, or result in the creation of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company or the Members under, any provision of (a) the Regulations of the Company, (b) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to the Company or the Members or any of their respective properties or assets (including, without limitation, any of the contracts of the Company set forth in the Company Schedules) or (c) subject to the governmental filings and other matters referred to in the following sentence, any statute, law, ordinance, rule or regulation or judgment, order or decree, in each case, applicable to the Company or its properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, defaults, rights, or Liens or other occurrences that individually or in the aggregate would not have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or the Members in connection with the execution and delivery of this Agreement by the Company or the Members or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (a) the receipt of a valid exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), (b) the filing of the Agreement of Merger with the Texas Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a Material Adverse Effect on the Company or impair the ability of the Company to perform its obligations under this Agreement.

     3.5  Financial Statements.
          --------------------

          (a) The Company has previously furnished to Parent true and complete copies of the following financial statements of the Company (the "Financial Statements"):

               (i) audited balance sheet as of December 31, 1998, certified by Ernst & Young;

               (ii) audited statement of operations and cash flows for the year ended December 31, 1998, certified by Ernst & Young;

               (iii) the unaudited balance sheet (the "Company Balance Sheet") as of March 31, 1999 (the "Balance Sheet Date"); and

               (iv) the unaudited statement of operations and cash flows for the three-month period ended March 31, 1999.

          (b) The Financial Statements were prepared in accordance with GAAP (except in the case of the unaudited financial statements, for normal and recurring year-end adjustments and the omission of footnote information) and were prepared on the basis of the books and records of the Company (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and changes in cash flows and stockholders' equity for the periods then ended in conformity with GAAP.

          (c) As of the Balance Sheet Date, the Company did not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), which were not fully reflected in, reserved against or otherwise described in the Company Balance Sheet that would be required to be disclosed on a balance sheet prepared as of the Balance Sheet Date in conformity with GAAP applied on a basis consistent with the Company Financial Statements. Since the Balance Sheet Date, the Company has not incurred any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) that would be required to be disclosed on a balance sheet prepared as of the date hereof in conformity with GAAP applied on a basis consistent with the Company Financial Statements, other than those incurred in the ordinary course of business consistent with past practice, none of which would have a Material Adverse Effect on the Company.

     3.6  Absence of Certain Changes or Events.  Except as set forth in Section
          ------------------------------------
3.6 of the Company Schedules, since the Balance Sheet Date and until the date hereof, the Company has conducted its businesses only in the ordinary course consistent with past practice, and there has not been (a) any Material Adverse Effect with respect to the Company, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) with respect to any of the Units, (c) any split, combination, reclassification or repurchase of any of the Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Units, (d) (i) any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date hereof, (ii) any granting by the Company to any officer of the Company of any increase in severance or termination pay, except as was required under any employment, severance or termination agreement in effect as of the date hereof, or (iii) any entry by the Company into (A) any currently effective employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (B) any agreement with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement,
(e) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a Material Adverse Effect on the Company, (f) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP (g) any tax election that individually or in the aggregate would have a Material Adverse Effect on the Company or (h) any material liabilities or obligations of the Company which are not required under GAAP to be recorded on the Company's financial statements.

     3.7  Litigation.  There is no suit, claim, action, proceeding or, to the
          ----------
knowledge of the Company, investigation, pending or, to the knowledge of the Company, threatened, against or affecting the Company, nor is there any judgment, order, decree or injunction of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company.

     3.8  Contracts.  Except as set forth in Section 3.8 of the Company
          ---------
Schedules, as of the date hereof, the Company is not a party to, nor are any of its properties or assets bound by, any currently binding (i) contracts, licenses or agreements, with respect to any intellectual property with a value or cost in excess of $50,000, (ii) any employment or consulting agreement or contract (or commitment to enter into any such agreement or contract) with an employee or individual consultant or salesperson or consulting or sales agreement or contract (or commitment to enter into any such agreement or contract) with a firm or other organization in excess of $50,000 annually, (iii) any agreement or plan, including, without limitation, any Unit option plan, Unit appreciation rights plan or Unit purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) any fidelity or surety bond or completion bond, (v) any lease of personal property having a value individually in excess of $50,000, (vi) any agreement of indemnification, agreement providing for reimbursement of payments or providing a right of rescission, hold harmless or guaranty, or any obligation or liability with respect to infringement of the intellectual property rights of another person, in excess of, or entered into in connection with a transaction in excess of $50,000, (vii) any agreement, contract or commitment containing any covenant limiting the freedom of such party, any of its subsidiaries or the Surviving Corporation to engage in any line of business or to compete with any person,
(viii) any agreement, contract or commitment relating to capital expenditures and involving future payments by such party or any of its subsidiaries in excess of $50,000 in one or in a series of transactions, (ix) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business, (x) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, (xi) any purchase order or contract for the purchase of materials involving in excess of $50,000, (xii) any construction contracts, (xiii) contracts that relate to corporate governance, the voting or transfer of any equity securities of such party, the registration of any securities of such party under the Securities Act or that grants any redemption or preemptive rights or (xiv) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days (collectively, the "Contracts"). The Company has delivered or otherwise made available to Parent true, correct and complete copies of the Contracts listed in
Section 3.8 of the Company Schedules, together with all amendments, modifications and supplements thereto, a memorandum of all material oral contracts to which the Company is a party, and all side letters to which the Company is a party affecting the obligations of any party thereunder. The Company is not in violation of or in default (with or without notice or lapse of time, or both) under any lease, permit, concession, franchise, license or any other Contract, commitment, agreement, arrangement, obligation or understanding to which it is a party or by which it or any of its properties or assets is bound. As of the Closing, after giving effect to the Merger and the transactions contemplated hereby, the Surviving Corporation, shall be entitled to all of the benefits under the agreements (as the same may be amended) set forth on Section
3.8 of the Company

Schedules to which the Company is entitled on the date hereof, except as may be adversely affected by agreements (as the same may be amended) to which Parent is a party on the date hereof.

     3.9  Compliance With Laws.  The Company is in compliance with all statutes,
          --------------------
laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a Material Adverse Effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The Company has in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, franchises, licenses and rights (collectively "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits which lack, violation or default individually or in the aggregate would not have a Material Adverse Effect on the Company.

     3.10  Absence of Changes in Benefit Plans; Employment Agreements; Labor
           -----------------------------------------------------------------
Relations.  Since the Balance Sheet Date and until the date hereof, there has
---------
not been any termination, adoption, amendment or agreement to amend in any material respect by the Company any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of such party or any of its subsidiaries (collectively, "Benefit Plans"). Except as set forth in Section 3.10 of the Company Schedules, as of the date hereof there exist no currently binding employment, severance or termination agreements or consulting agreements between the Company and any current or former officer of the Company. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. The Company has not encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     3.11  ERISA Compliance.
           ----------------

           (a) Section 3.11(a) of the Company Schedules contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans maintained or contributed to by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code (the "Code") (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company. The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 required to be filed with the

Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

           (b) Each of the Pension Plans has been the subject of a determination letter (or its equivalent) from the IRS to the effect that such Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter (or its equivalent) has been revoked nor has any event occurred since the date of its most recent determination letter (or its equivalent) or application therefor that would adversely affect its qualification or materially increase its costs.

           (c) Neither the Company nor any Commonly Controlled Entity of the Company has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

           (d) No officer or employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      3.12  Taxes.  The Company has paid or withheld all Taxes it is required to
            -----
pay or withhold. The Company has not been delinquent in the payment of any Tax. No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination. There are (and as of immediately following the Closing there will be) no Liens on the Assets of the Company relating to or attributable to Taxes. The Company has no knowledge of any basis for the assertion of any claims which, if adversely determined, would result in a Lien on the Company.

           The Members shall pay all and any of sales and use tax imposed by any state, and any local taxes imposed on the Members or the Company, as a result of the Merger. Nothing in this Agreement alters the obligations of the Members to pay federal, state, and local income or other Taxes, if any, attributable to their allocable share of the Company's operations prior to the Closing, including without limitation those Taxes attributable to the Member's income for the short year ending immediately prior to the Closing as if the Members were to close the Company's books on that day, none of which are to be assumed by Parent.

     3.13  No Excess Parachute Payments.  Except as disclosed on the Company
           ----------------------------
Schedules, no amount that could be received (whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. The Company has not granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment. The Members agree to reimburse the Company for any Parachute Gross-Up Payment which it may become obligated to pay as a result of the Merger, if any.

     3.14  Title to Properties.
           -------------------

           (a) The Company has good and marketable title to, or valid leasehold interests in, all of its properties and assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a Material Adverse Effect on the Company. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens (other than Liens for current taxes not yet due and payable), except for Liens that individually or in the aggregate would not have a Material Adverse Effect on the Company.

           (b) The Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect and have been made available to the Parent. The Company enjoys peaceful and undisturbed possession under all such leases.

     3.15  Intellectual Property.
           ---------------------

           (a) Except as set forth in the Company Schedules, the Company owns, or has the right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as presently contemplated (such intellectual property and the rights thereto are collectively referred to as the "Company IP Rights").

           (b) Section 3.15 of the Company Schedules sets forth with respect to the intellectual property of the Company: (i) for each patent and patent application, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, trade name, domain name or service mark, whether or not registered, the date first used, and, if registered, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered and
(iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered.

           (c) The Company has taken, or prior to the Closing shall have taken, all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality, nondisclosure agreements with officers, Members, independent contractors working more than 1/2 of their professional time for the Company as of the Closing Date and full-time and part-time employees (collectively, the "Covered Persons")) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Company IP Rights. A list of all the Covered Persons is set forth in Section 3.15 of the Company Disclosure Schedule.

           (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company, the Surviving Corporation or the Parent to use, sell or license any Company IP Right or portion thereof.

           (e) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold by the Company to third parties violates any license or agreement between the Company and any third party or infringes any proprietary right of any other party; and
(ii) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right or operate the Company's business.

     3.16  Year 2000 Compliance.
           --------------------

           (a) All of the current or past products and services offered by the Company to third parties, including each item of hardware, software, or firmware, any system, equipment, or products consisting of or containing one or more thereof, any and all enhancements, upgrades, customizations, modifications, maintenance and the like are Year 2000 Compliant (as defined below). The Company is not subject to any pending or threatened claim, regulatory action, processing or investigation concerning the Year 2000 Compliance of its respective products, services or operations, and, to the knowledge of the Company, there is no basis for any such claim, regulatory action, investigation or proceeding. To the knowledge of the Company, as of the Closing, all of the internal management information systems (including hardware, firmware, operating system software, utilities, and applications software) and all facilities and systems used in the ordinary course of business by or on behalf of the Company, including payroll, accounting, billing/receivables, customer service, human resources, and e-mail systems used by the Company, are Year 2000 Compliant. To the knowledge of the Company, as of the Closing, all vendors of products or services to the Company, and its respective products, services and operations, are Year 2000 Compliant, and each such vendor will continue to furnish its products or services to the Company, without interruption or material delay, on and after January 1, 2000.

           (b)  For purposes of this Agreement, "Year 2000 Compliant" means that
(i) the products, services, or other items (s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, and sequencing) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality nor the Company's provision of the products, services, and other item (s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item (s) at issue includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000.

     3.17  Voting Requirements.
           -------------------

           The affirmative vote of the Members executing this Agreement are the only votes of the Company necessary to approve and adopt this Agreement and approve the transactions contemplated hereby.

     3.18  Payments.  Neither the Company nor any of its representatives acting
           --------
on its behalf have, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however characterized, to any finder, agent, government official or other party, in the U.S. or any other country which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. Neither the Company nor any of its representatives acting on its behalf, have accepted or received any unlawful contributions, payments, gifts or expenditures.

     3.19  Transactions with Related Parties. Except as set forth on the Company
           ---------------------------------
Schedules, no Related Party (as defined below) of the Company has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any currently enforceable contractual or other claims, express or implied, of any kind whatsoever against the Company or (c) has any material economic interest in any property currently used by the Company or any subsidiary thereof. For purposes of this Agreement, (i) "Related Party" means as to any person, any of such person's officers and directors, any Affiliate thereof or the respective officers and directors of any such Affiliate, or any other person in which any of the foregoing persons have any direct or material indirect interest, (ii) "Affiliate" of a person means any other person which directly or indirectly controls, is controlled by, or is under common control with, such person and includes each of the Members, and (iii) "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     3.20  Restrictions on Business Activities. There is no agreement
           -----------------------------------
(noncompete, grant of exclusivity or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company as presently conducted, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company as presently conducted.

     3.21  Accounts Receivable; Inventory.
           ------------------------------

           (a) The Company has made available to Parent a list of all accounts receivable of the Company reflected on the Balance Sheet ("Accounts Receivable") along with a range of days elapsed since invoice.

           (b) All Accounts Receivable of the Company were incurred in the ordinary course of business. The Company has no reason to believe that a material amount of the Accounts Receivable not collected as of the Closing will not be collectable subsequent to the Closing. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

           (c) All of the inventories of the Company reflected on the Balance Sheet and the Company's books and records on the date of this Agreement were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods.

     3.22  Minute Books.  The minute books of the Company made available to
           ------------
counsel for Parent are the only minute books of the Company and contain an accurate summary of all meetings of managers (or committees thereof) and Members or actions by written consent since the date of incorporation of the Company.

     3.23  Environmental Matters.
           ---------------------

           (a) Except as set forth in Section 3.23 of the Company Schedules, to the knowledge of the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b) To the knowledge of the Company, the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) To the knowledge of the Company, the Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted other than any Environmental Permits, the lack of which would not, individually or in the aggregate, have a Material Adverse Effect. All Environmental Permits are in full force and effect. The Company (A) is in compliance with all material terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

           (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened, concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

     3.24  Insurance.  Section 3.24 of the Company Schedules lists all insurance
           ---------
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has not received any notice that the insurers intend to terminate or materially increase the premiums payable under any of such policies.

     3.25  Warranties; Indemnities.  Section 3.25 of the Company Schedules sets
           -----------------------
forth a list of all agreements containing warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom in any material respect.
Section 3.25 of the Company Schedules also indicates all warranty and indemnity claims in excess of $5,000 made against the Company.

     3.26  Information Supplied.  The information supplied by the Company for
           --------------------
inclusion in the Registration Statements on Form S-4 to be filed with the Securities and Exchange Commission ("SEC") by Parent in connection with the issuance of the Parent Common Stock in or as a result of the transactions contemplated hereby (the "Form S-4") and any other registration statement on any applicable form to be filed with the SEC to facilitate the resale of shares issued to the Members hereunder (collectively, the "Registration Statements"), shall not at the time the respective Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the Members of the Company in connection with the meeting of the Company's Members to consider the transactions contemplated by this Agreement (the "Members' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to as the "Proxy Statement/Prospectus") shall not at the date the Proxy Statement/Prospectus is first mailed to the Members, at the time of the Members' Meeting and at the Effective Time, and the information supplied by the Company for inclusion in any prospectus to be used in connection with any Registration Statement filed by the Parent to facilitate the resale of shares issued hereunder by affiliates of the Company (a "Prospectus") shall not at the date such Prospectus is first delivered to offerees and at the effective date of such Prospectus, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company and the Members make no representation or warranty with respect to any information about, or supplied or omitted by, the Parent which is contained in any of the foregoing documents.

     3.27  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Company, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared or furnished by the Company or its representatives pursuant to this Agreement or in connection with the transactions contemplated hereby, when taken as a whole, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. To the knowledge of the Company, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect that has not been set forth in this Agreement or in the Company Schedules.


                                   SECTION 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Except as disclosed in writing in a disclosure letter referring specifically to the representations and warranties in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to the Company by the Parent and certified by a duly authorized officer of the Parent prior to the date of this Agreement the ("Parent Schedules"), Parent represents and warrants to the Company as follows:

     4.1   Organization, Standing and Corporate Power.  The Parent is, and Sub,
           ------------------------------------------
once formed will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has or will have as of the Closing Date all requisite corporate power and authority to carry on its business as now being conducted. The Parent is, and Sub as of the Closing Date will be, duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate would not have a Material Adverse Effect on Parent. Parent has delivered to the Company completed correct copies of its Certificate of Incorporation and Bylaws.

     4.2   Authority/Noncontravention.  The Parent has, and as of the Closing
           --------------------------
Date Sub will have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by each of the Parent and Sub of the transactions contemplated by this Agreement have been, or as of the Closing Date will be, duly authorized by all necessary corporate action on the part of each of the Parent and Sub and no other corporate proceedings on the part of each of the Parent and Sub is, or will be, necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, or as of the Closing Date will be, duly executed and delivered by each of the Parent and Sub and constitutes or will constitute valid and binding obligations of Parent and Sub, enforceable against the Parent and Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit or require any consent, approval or authorization under, or result in the creation of any Liens in or upon any of the properties or assets of the Parent under, any provision of (a) the Certificate of Incorporation or Bylaws of the Parent or the certificates of incorporation or bylaws (or similar organizational documents) of any of its subsidiaries, (b) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to Parent or its properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any statute, law, ordinance, rule or regulation or judgment, order or decree, in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, defaults, rights, or Liens or other occurrences that individually or in the aggregate would not have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the Merger or the other transactions contemplated by this Agreement, except for (a) the receipt of a valid exemption from the registration requirements of the Securities Act, (b) the filing of the Agreement of Merger with the California Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a Material Adverse Effect on the Parent or impair the ability of Parent or Sub to perform their obligations under this Agreement.

     4.3   Capitalization; Ownership of Shares.  The authorized capital stock of
           -----------------------------------
Parent consists of (i) 352,883,506 shares of common stock of which 100 million shares are designated as shares of Class A common stock, par value $.01 per share ("Parent Class A Common Stock"), 250 million shares are designated as shares of Parent Class B Common Stock, 2,883,506 shares are designated as shares of Class C common stock, par value $.01 per share ("Parent Class C Common Stock"), and (ii) 2 million shares of preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock" and, together with Parent Class A Common Stock, Parent Class B Common Stock and Parent Class C Common Stock, "Parent Capital Shares"). As of May 4, 1999, 63,175,984 shares of Parent Class A Common Stock were issued and outstanding and no shares thereof were held in treasury, 9,247,109 shares of Parent Class B Common Stock were issued and outstanding no shares thereof were held in treasury, no shares of Parent Class C Common Stock were issued and outstanding or held in treasury, and no shares of Parent Preferred Stock were outstanding or held in treasury. All of the Parent Capital Shares have been duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights with no liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to this Agreement, the outstanding Parent Class A Common Stock, the obligation to issue Class B Common Stock to the equity holders of Match.com upon the closing of the acquisition of that company by the Parent or its wholly-owned subsidiary and the terms of stock options issued pursuant to the 1998 Employee Stock Purchase Plan and the CitySearch, Inc. 1996 Stock Option Plan as in effect as of the date hereof (the "Parent Stock Plans"), the Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Parent Capital Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any Parent Capital Shares. As of the date hereof, no Parent Capital Shares were reserved for issuance, except for (i) shares of Parent Class B Common Stock reserved for issuance upon the exercise of stock options pursuant to the Parent Stock Plans,
(ii) shares of Parent Class B Common Stock reserved for issuance upon conversion of the outstanding shares of Parent Class A Common Stock; and (iii) shares reserved for issuance or which Parent otherwise is committed to issue in respect of the transactions contemplated by a definitive agreement to acquire Match.com. Since May 4, 1999, Parent has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for options issued in the ordinary course of business and shares of Class B Common Stock issued upon the routine exercise of options issued in the ordinary course.

     4.4   SEC Documents; Parent Financial Statements.  Parent has furnished or
           ------------------------------------------
made available to the Company a true and complete copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Report on Form 10-Q for the three-months ended March 31, 1999 (the "SEC Documents"), which Parent filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There has been no change in the Parent's operations resulting in a Material Adverse Effect of the Parent since March 31, 1999. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable rules and regulations of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the Parent Financial Statements and (ii) those not required to be set forth in the Parent Financial Statements under generally accepted accounting principles.

     4.5   Parent Common Stock.  The shares of Parent Common Stock, when issued
           -------------------
in the Merger in compliance with this Agreement, will be validly issued, fully paid and nonassessable. Such shares will be issued in compliance with applicable state and federal securities laws.

     4.6   Information Supplied.  The information supplied by the Parent for
           --------------------
inclusion in the Registration Statements shall not at the time the respective Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Parent for inclusion in the Proxy Statement/Prospectus shall not at the date the Proxy Statement/Prospectus is first mailed to the Members, at the time of the Members' Meeting and at the Effective Time, and the information supplied by the Parent for inclusion in any other Prospectus shall not at the date such Prospectus is first delivered to offerees and at the effective date of such Prospectus, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Parent makes no representation or warranty with respect to any information about, or supplied or omitted by, the Members or the Company which is contained in any of the foregoing documents. The Parent agrees to defend and hold the Members harmless from any violation of this representation and warranty.


                                   SECTION 5

                                   COVENANTS

     5.1   Conduct of Business of the Company.  Subject to the provisions of
           ----------------------------------
Section 5.18 hereof, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement or disclosed in the Company Schedules, the Company shall not, without the prior written consent of
Parent:

           (a) Declare or pay any Units distributions (whether in cash, stock or property) in respect of any of its Units, or split, combine or reclassify any of its Units, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Units, or repurchase or otherwise acquire, directly or indirectly, any Units;

           (b) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any Units or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or authorize or propose any change in its equity capitalization;

           (c) Solicit approval for or effect any amendments to the Company's Regulations;

           (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company;

           (e) Sell, lease, license, pledge or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

           (f) Except in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances;

           (g) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's Financial Statements or those incurred after the Balance Sheet Date in the ordinary course of business;

           (h) Adopt or amend any employee benefit or employee unit purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

           (i) Commence a lawsuit other than for the routine collection of bills;

           (j) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company IP Rights or enter into grants to future patent rights, other than in the ordinary course of business;

           (k) Except in the ordinary course of business with prior notice to Parent, violate, amend or otherwise modify the terms of any of the Company's contracts binding on the Company as set forth in Section 3.8 of the Company Schedules;

           (l) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

           (m) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any estimated tax returns, payroll tax returns or sale tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of the Parent, which consent will not be reasonably withheld;

           (n) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice;

           (o) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith; or waive or commit to waive any rights of substantial value; or cancel, materially amend or renew any insurance policy; or

           (p)  Enter into any material contract;

           (q) Take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.1(a) through (p) above, or any action which would make any of the representations or warranties of the Company and the Members contained in this Agreement untrue or incorrect or result in any of the conditions to the Merger set forth in Section 6 not being satisfied.

     5.2   No Solicitation.
           ---------------

           (a) Unless and until the termination of this Agreement pursuant to the provisions of Section 8.1, neither the Company nor the Members will (nor will the Company or the Members permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or conduct discussions with or engage in negotiations with any person, or take any other action intended or designed to facilitate the efforts of any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its capital stock or assets (each of the foregoing, an "Acquisition"), (b) provide any information to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person to do or seek any Acquisition, (c) enter into an agreement with any person, providing for any Acquisition of the Company or (d) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition other than by Parent. In addition to the foregoing, if the Company or any Member receives any offer or indication of interest regarding any Acquisition, the Company or the Member (as the case may be) shall immediately notify Parent thereof, including the specific terms of such each such offer, indication of interest or request, including the identity of the third party.

           (b) Except as contemplated in this Agreement in connection with the transactions contemplated by this Agreement, for a period of one year following a termination of this Agreement pursuant to Section 8.1, neither Parent nor Sub shall directly or indirectly solicit for employment or employ any employee of the Company as of the date of this Agreement or any employee hired by the Company after the date of this Agreement.

     5.3   Preparation of Registration Statements.
           --------------------------------------

           (a) The Company shall promptly provide to Parent and the counsel for inclusion in the Form S-4 and, if utilized, any other registration statement on which shares issued to the Members are registered for resale, in a form reasonably satisfactory to Parent and its counsel, such information concerning the Company, its operations, capitalization, technology, capital ownership and other material as Parent or its counsel may reasonably request. The Company shall furnish to Parent all information concerning the Company and the Members as may be reasonably requested in connection with any action contemplated by this Section 5.3.

           (b) As promptly as practicable after the date hereof, but in no event longer than 45 days from the date hereof, Parent and the Company shall prepare and file with the SEC the Form S-4 and any other documents required by the Exchange Act or the Securities Act of 1933, as amended, in connection with the Merger and the resale by affiliates of the Company of Parent Common Stock received at the Closing pursuant to the Merger. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the Parent Common Stock in the Merger. The Parent will pay all of the costs relating to this registration statement except that the Members agree to pay (and not charge the Company) the cost of separate securities counsel for the Company and/or the Members, if any, and the cost of services provided by the Company's accountants in connection with such registration statement.

           (c) As promptly as practicable after the satisfaction of the conditions required by this paragraph 5.3(c), the Parent will register for resale the shares of Parent Common Stock to be distributed to the Members on the last Payment Date either (i) on Form S-3 , (or at the Parent's option, add such shares to an existing registration statement filed by the Parent by an appropriate amendment to Form S-1 or Form S-3, as the case may be) or (ii) by amending the prospectus forming a part of the Form S-4, at the Parent's option, and maintain such registration statement (or addition to an existing registration statement) or updated prospectus for at least 30 days after the later of effectiveness or the applicable Payment Date if the following conditions are met:

                (i) The average weekly trading volume of the Parent's Common Stock on a National Securities Exchange for the eight weeks ending on the date 30 days prior to the expected date of the last Payment Date would be insufficient to allow the Members, individually, to sell all of the shares expected to be distributed to them on the last Payment Date under Rule 145 under the Securities Act of 1933, as amended ("Rule 145"), within a 90 day period absent such registration; and

                (ii) The Members' Representative shall have provided the Parent with written notice that the Members desire such registration to go forward; and

                (iii) The Parent shall not have elected to pay all or such portion of the installment to be paid on the last Payment Date in cash such that the Members cannot, individually, sell all of the shares expected to be distributed to them on the last Payment Date under Rule 145 absent such registration.

           (d) The Members will pay all of the expenses relating to a registration, addition to an existing registration or a prospectus update pursuant to Section 5.3(c), which obligation will be capped at $30,000.

           (e) In the event that any registration statement, or prospectus contained therein, which the Parent causes to be effective under Section 5.3(c) shall become materially deficient and the Parent shall have given written notice of same to the Members' Representative, the Members will immediately cease use of such registration statement or prospectus upon receipt of such notice until such time as the Parent shall have amended the registration statement or prospectus to cure such deficiency. The Parent shall be obligated to take action to cure such deficiency promptly. The 30 day period during which the registration statement is required to be available will be extended by the number of days that use of the registration statement is suspended under this
Section 5.3(e).

     5.4  Member Approval.  The Company will call the Members' Meeting to be
          ---------------
held as promptly as practicable for the purpose of obtaining the Member approval required in connection with the transactions contemplated hereby and by the Merger Agreement and shall use all reasonable efforts to obtain such approval. In connection with the Members Meeting, the Company shall submit materials to its Members (the "Member Materials") in compliance with federal and state laws and shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Members of the Company in favor of the Merger. The Member Materials shall further include an investment representation statement and questionnaire in the form provided to the Company by Parent, as well as Parent's SEC Documents and other information regarding the Parent and the Company as may be required to comply with Federal and state securities laws. The Company shall provide the Member Materials to Parent for its review and approval prior to distributing the Member Materials to the Company's Members. The Company shall coordinate and cooperate with the Parent with respect to the timing of the Members' Meeting. The Company shall not change the date of the Members' Meeting without the prior written consent of the Parent, nor shall the Company adjourn the Members' Meeting without the prior written consent of the Parent, unless such adjournment is due to the lack of a quorum, in which case the Chairman of the Members' Meeting shall announce at such meeting the time and place of the adjourned meeting.

     5.5   Access to Information.  Upon reasonable notice, the Company shall
           ---------------------
afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, including without limitation access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.5 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.6   Confidentiality.  Each of the parties agrees to keep such information
           ---------------
or knowledge obtained in any investigation pursuant to Section 5.5, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential pursuant to the prior existing mutual Nondisclosure Agreement by and between Parent and the Company (the "Confidentiality Agreement").

     5.7   Expenses.  Subject to the provisions of Section 5.3, whether or not
           --------
the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the (i) Parent with respect to all such fees and expenses incurred by Parent and (ii) by the Members with respect to all such fees and expenses (including the fees of Donaldson, Lufkin and Jenrette) incurred by the Company or the Members; provided, however, that if the Merger is not consummated, the Members may, in their sole discretion, cause the Company to pay expenses incurred in connection with the transaction.

     5.8   Public Disclosure.  Unless otherwise required by law, prior to the
           -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

     5.9   Consents.  Each of Parent, the Company and each Member shall promptly
           --------
apply for or otherwise seek, and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company and the Members shall use all reasonable efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such Company consents and approvals are set forth in Section 5.9 of the Company Schedules.

     5.10  Reasonable Efforts.  Subject to the terms and conditions provided in
           ------------------
this Agreement, each of the parties hereto shall use all reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.11  Notification of Certain Matters.  The Company shall give prompt
           -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and the Members, on the one hand, and Parent on the other, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of the Company, each Member or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any
                                   --------  -------
notice pursuant to this Section 5.12 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.12  Blue Sky Laws.  Parent shall take such steps as may be necessary to
           -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.13  Noncompetition Agreement; Voting and Employment Arrangements.  Upon
           ------------------------------------------------------------
execution of this Agreement, Parent and each of the Members shall execute and deliver the noncompetition agreements in the form attached as Exhibit B (the "Noncompetition Agreements"). Each Member hereby agrees to vote all of their Units in favor of the Merger and the other transactions contemplated herein at the Members Meeting and at any adjournments and postponements thereof, or pursuant to an Unanimous Written Consent . Each Member further agrees to take any action and execute any document deemed necessary or advisable by Parent to effect such vote, including without limitation the execution of an irrevocable proxy in compliance with applicable laws. Each Member agrees not to transfer, sell exchange, pledge or otherwise dispose of or encumber any of his Units, or to make any offer or agreement relating thereto, at any time prior to the termination of this Agreement (other than consummation of the Merger). The Noncompetition Agreements shall become effective as of the Effective Time. The Parent and Messrs. Kennedy and Bunker agree to negotiate in good faith the terms of employment agreements or offer letters which will be mutually acceptable to the parties prior to the Closing. Such agreements will include, among other matters, agreements about Messrs. Kennedy and Bunker's salaries and benefits (which will be commensurate with those of similarly situated Parent executives) and grants of options to purchase Parent Common Stock.

     5.14  Listing of Parent Common Stock.  The shares of Parent Common Stock to
           ------------------------------
be issued by Parent in the Merger shall be qualified and listed on the Nasdaq National Market as of the Effective Time.

     5.15  Affiliate Agreement.  The Members are the only persons who are, in
           -------------------
the reasonable judgment of the Company and the Members, an affiliate of the Company within the meaning of Rule 145 (an "Affiliate") . Each Member agrees to negotiate in good faith and execute an Affiliate Agreement with the Parent and the Sub, in customary form, within five business days from the date hereof, which agreements will be attached hereto following execution hereof. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by the Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Affiliate Agreements.

           Parent will use its best efforts to comply with the reporting requirements of the Exchange Act after the Effective Time. Upon being informed in writing by any Affiliate that such person intends to sell any shares of Parent Common Stock acquired in the transactions contemplated by this Agreement under Rule 145, Parent will certify in writing to such person that it has been subject to the reporting requirements of the Exchange Act for at least 90 days and it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's Parent Common Stock acquired in the transactions contemplated by this Agreement under Rule 145. Parent will further supply such person with any information in its possession which he or she may reasonably request in connection with any such proposed sale. If any of the certificates representing any Parent Common Stock acquired in the transactions contemplated by this Agreement are presented to Parent's transfer agent for registration of transfer in connection with any sale theretofore made under paragraph (d) of Rule 145, provided such certificate is duly endorsed for transfer or accompanied by a duly executed stock power and is accompanied by an opinion of counsel satisfactory to Parent that such transfer has complied with the requirements of Rule 145,

Parent will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates free of any stop transfer order or restrictive legend.

     5.16  Brokers or Finders.  Except for payments to be made by the Members to
           ------------------
Donaldson, Lufkin and Jenrette, each of Parent, Sub, the Company and the Members represents that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     5.17  Tax Returns.  The Company shall timely file all federal and state
           -----------
income tax returns for taxable periods ending on or prior to the Effective Time and have paid or will pay all Taxes attributable to such periods. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Parent. After the Effective Time, Parent and the Company, on the one hand, and the Members, on the other hand, will make available to the other, as reasonably requested, all information, record or documents relating to the liability for Taxes of the Company for all periods prior to or including the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

     5.18  Distributions to Members.  Notwithstanding anything herein to the
           ------------------------
contrary, the Members will be entitled prior to or at Closing to distribute from the Company to themselves an amount (the "Distribution") equal to (i) the Company's net income (determined in accordance with GAAP continuously applied) for the period January 1, 1999 through and including the Closing Date, plus (ii) an amount equal to those transaction-related expenses expensed under GAAP by the Company prior to and including the Closing Date which are included in the determination of the Company's net income and which are assumed from the Company by the Members. The parties agree to work together in good faith to mutually agree upon the calculation of the Distribution prior to the date the Distribution is made.

     5.19  Employees; Employee Benefits.  On and after the Closing Parent shall
           ----------------------------
provide the employees of the Company with salaries and incentive opportunities no less favorable in the aggregate than those provided to Parent's employees in no less comparable positions as of the date hereof and to provide employees of the Company benefit plans, programs and arrangements on the terms described in
Section 5.19 of the Parent Schedules. Notwithstanding anything in this Agreement to the contrary, all employees of the Company shall remain at will employees following the Closing.

     5.20  Post-Closing Operations of the Company.  Parent and the Members agree
           --------------------------------------
that without the prior consent of Parent and the Member Representative, neither Parent nor the Members will take any action during calendar year 1999 which will materially change the manner in which the Company is operated after the Closing.

                                   SECTION 6

                           CONDITIONS TO THE MERGER

     6.1   Conditions to Obligations of Each Party to Effect the Merger.  The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or written waiver at or prior to the Effective Time of the following conditions:

           (a)  Member Approval.  This Agreement, the agreements contemplated
                ---------------
hereunder and the Merger and other transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote or consent of the Members, in person or by proxy, at the Members Meeting contemplated by Section 5.4, in compliance with applicable law and the Company's Regulations.

           (b)  Form S-4.  The Form S-4 shall have become effective under the
                --------
Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

           (c)  Listing.  The shares of Parent Common Stock to be issued in
                -------
connection with the Merger shall be qualified and listed on the Nasdaq National Market.

           (d)  No Injunctions or Restraints on Conduct of Business.  No
                ---------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company (or its own business) following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

           (e)  Litigation.  There shall be no action, suit, claim or proceeding
                ----------
of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

           (f)  Lease Consents.  The landlord of the Company's headquarters
                --------------
facility shall have consented to the Merger in accordance with the terms of applicable leases.

           (g)  Hart-Scott-Rodino.  All applicable waiting periods following the
                -----------------
filing of necessary Hart-Scott-Rodino filings, if any, shall have run without notification of further review by regulatory authorities.

           (h)  Escrow Agreement.  The Parties and the Escrow Agent shall have
                ----------------
entered into an agreement governing the Escrow upon terms reasonably acceptable to all parties thereto.

           (i)  Employment Arrangements.  The Parent and Messrs. Kennedy and
                -----------------------
Bunker shall have agreed upon employment agreements and/or offer letters which set forth the terms under which such person will be employed by the Parent which terms shall be reasonably acceptable to all parties thereto.

     6.2   Additional Conditions to the Obligations of Parent and Sub.  The
           ----------------------------------------------------------
obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a)  Representations, Warranties and Covenants.  The representations
                -----------------------------------------
and warranties of the Company and the Members in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak of an earlier date) as of the Closing Date as though such representations and warranties were made on and as of such time and the Company and the Members shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them as of the Closing Date. Parent shall have been provided with a certificate dated as of the Closing Date executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

           (b)  Legal Opinion.  Parent shall have received a legal opinion from
                -------------
Jenkens & Gilchrist, legal counsel to the Company, in form and substance reasonably acceptable to the Parent and its counsel.

           (c)  Board of Directors Approval.  The Parent's Board of Directors
                ---------------------------
shall have approved the Merger and the transactions contemplated herein; provided, that in the event this condition is not satisfied by June 23, 1999 at the close of business then the Parent and the Company have termination rights under Section 8.1(h)

           (d)  No Dissenters.  Holders of more than 5% of the outstanding Units
                -------------
shall not have exercised, nor shall they continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

           (e)  Resignation of Managers.  The managers of the Company in office
                -----------------------
immediately prior to the Effective Time of the Merger shall have resigned as managers of the Surviving Corporation effective as of the Effective Time of the Merger.

           (f)  Affiliate Agreements.  Parent shall have received from the
                --------------------
Affiliates of the Company an executed Affiliate Agreement which shall be in full force and effect.

           (g)  Proprietary Information Agreements.  The Company shall have
                ----------------------------------
entered into proprietary information agreements in a form satisfactory to Parent with each of the persons listed in Section 3.15 of the Company Disclosure Schedule.

           (h)  Members' Representative.  The Members shall have designated one
                -----------------------
of them as the Members' Representative (as defined) hereunder.

           (i)  Technical Documentation.  The Company shall have created a set
                -----------------------
of manuals documenting the technical architecture of its computer hardware and software systems in form and substance reasonably acceptable to the Parent.

           (j)  Alternative Connections.  The Company shall have obtained a
                -----------------------
perpetual, non-exclusive license to use the service mark "Alternative Connections" for online dating services from the Chicago, Illinois based company known as "Alternative Connections" at no post-closing cost to the Company (or, with the Parent's prior consent the Company shall have made other acceptable arrangements for this mark) or, in the alternative, taken all actions reasonably necessary to cease using the service mark "Alternative Connections" in connection with the Company's operations and commenced using a different name which shall be reasonably approved in advance by the Parent.

           (k)  UCC-3.  The Company shall have obtained a release of the UCC-1
                -----
Financing Statement filed by Compass Bank.

     6.3   Additional Conditions to Obligations of Company.  The obligations of
           -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction or written waiver at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

           (a)  Representations, Warranties and Covenants.  The representations
                -----------------------------------------
and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak of an earlier date) as of the Closing Date as though such representations and warranties were made on and as of such time and Parent shall have performed and complied in all material respects with all covenants (including the obligation to deliver the Parent Common Stock to be delivered hereunder in certificate or book entry form as directed by the Members), obligations and conditions of this Agreement required to be performed and complied in all respects material with by it as of the Closing Date. The Company shall have been provided with a certificate dated as of the Closing Date and executed on behalf of Parent by an executive officer of Parent to such effect.

           (b)  Legal Opinion.  The Company shall have received a legal opinion
                -------------
from Wilson, Sonsini, Goodrich & Rosati, legal counsel to Parent, in form and substance reasonably acceptable to the Company, the Members and their counsel.

           (c)  Release of Personal Guarantees.  The Members shall have been
                ------------------------------
released from all personal guarantees to which they are party relating to the Company's operations or the Parent shall have agreed to indemnify the Members for all obligations under such guarantees.

     6.4  Effect of Waiver.  To the extent a condition herein above is waived in
          ----------------
writing, the party which was responsible for satisfaction of such condition shall have no further liability to the other parties for failure to satisfy such condition.

                                   SECTION 7

                                INDEMNIFICATION

     7.1   General Indemnification.  The Members covenant and agree to
           -----------------------
indemnify, defend, protect and hold harmless Parent and the Surviving Corporation and their respective officers, directors, employees, Members, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of:

           (a) all liabilities, losses, claims, damages, punitive damages, courses of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained or incurred by the Indemnified Persons in connection with, resulting from or arising out of, directly or indirectly:

                (i) any breach of any representation or warranty of the Company or the Members set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company or the Members in connection herewith;

                (ii) any nonfulfillment of any covenant or agreement on the part of the Company or the Members in this Agreement; and

                (iii) the operation of the "Alternative Connections" portion of the Company's business prior to Closing to the extent such Damages are owed to the Chicago, Illinois based company known as "Alternative Connections"; and

           (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

     7.2   Limitation and Expiration.  Notwithstanding the above:
           -------------------------

           (a)  There shall be no liability for indemnification under Section
7.1 unless the aggregate amount of Damages exceeds $200,000 (the "Indemnification Threshold"), in which event the liability for indemnification will apply to the entire aggregate amount of Damages in excess of the first $200,000. The maximum liability for indemnification under this Section 7.1 shall be $10.0 million except with respect to Claims (as defined below) relating to any breach of the representations and warranties set forth in Section 3.12 (Taxes), 3.15 (Intellectual Property) and 3.23 (Environmental Matters) or for Claims relating to fraud or willful misconduct. Any Damages payable pursuant to this Section 7 shall be a several and not joint obligation of the Members. The indemnification provided with respect to the Alternative Connections matter shall not be subject to the $200,000 deductible.

           (b) The indemnification obligations under this Section 7 shall terminate as follows:

                (i) with respect to claims or demands (a "Claim") relating to a breach of the representations and warranties set forth in Section 3.12 (Taxes), 3.15 (Intellectual Property) and 3.23 (Environmental Matters), 3.26 (Information Supplied) or fraud or willful misconduct, upon the later of the expiration of the applicable statute of limitations period or the final resolution of any and all such Claims pending as of such date; and

                (ii) with respect to all other Claims for indemnification under this Section 7, upon the later of the first anniversary of the Closing Date or the final resolution of any such claims pending as of the first anniversary.

           The term "Indemnification Deadline Date" refers to the expiration date of the applicable statute of limitations period with respect to Claims under clause (i) above and the first anniversary with respect to claims under clause (ii) above. The term "Pending Claims" refers to the pending claims described in clauses (i) and (ii) above. From and after the applicable Indemnification Deadline Date, the indemnification obligations under this
Section 7 shall survive only to the extent of Pending Claims.

           (c) Notwithstanding anything in this Agreement to the contrary, all claims for Damages pursuant to the indemnification or other remedy provisions of this Agreement that are received by Parent or Sub from the Company or the Members shall first be set off against cash in the Escrow, next against securities in the Escrow, next against future payments to be received pursuant to this Agreement under the procedures set forth in Section 7.4, and only in the event the Escrow and all future payments to be received are insufficient to cover such Damages shall the Company have the right to pursue other remedies against such parties. In addition to the right to recovery from the Escrow and the right of set-off set forth in this Section 7.3(c), Parent shall have the right to any and all equitable remedies available under law.

     7.3  Indemnification Procedures.  All Claims for indemnification under this
          --------------------------
Section 7 shall be asserted and resolved as follows:

          (a) In the event the Indemnified Party has a Claim hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined in Section 7.3(c) below) with respect to such Claim to the Member Representative (as defined in Section 7.5 below). If the Member Representative does not notify the Indemnified Party within 45 days from the date of receipt of such Claim Notice that the Members dispute such Claim, the amount of such Claim shall be conclusively deemed a liability of the Members hereunder. In case the Member Representative shall object in writing to any Claim made in accordance with this Section 7.3(a), the Indemnified Party shall have fifteen (15) days to respond in a written statement to the objection of the Member Representative. If after such fifteen (15) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Members' Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any Claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

           (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Los Angeles County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.3, in any arbitration hereunder in which any claim or the amount thereof stated in the Claim Notice is at issue, the Indemnified Party shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award such Indemnified Party less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Indemnifying Party shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

           (c) In the event that any Claim for which the Members would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Member Representative of such Claim, including a copy of the Claim made if the Claim was made in writing, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Member Representative shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Member Representative disputes the Members' liability to the Indemnified Party hereunder with respect to such Claim and (ii) if the Member Representative does not dispute such liability, whether or not the Member Representative desires, at the sole cost and expense of the Members, to defend against such Claim, provided that the Member is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Member Representative shall deem necessary or appropriate to protect the Members' interests. In the event that the Member Representative notifies the Indemnified Party within the Notice Period that the Member Representative does not dispute the Members' obligation to indemnify hereunder and desires to defend the Indemnified Party against such Claim and except as hereinafter provided, the Member Representative shall have the right to defend by appropriate proceedings, which proceedings shall be diligently settled or prosecuted by the Member Representative to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Member Representative may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Member Representative elects not to defend the Indemnified Party against such Claim, whether by failure of the Member Representative to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Members, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Members the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

           (d) Notwithstanding Section 7.4(b) above, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Members hereunder if any Claim seeks material prospective relief which, in the reasonable opinion of the Indemnified Party, could have a material adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of Parent and the Indemnified Party shall have given the Member Representative written notice of the same. If the Indemnified Party should elect to exercise such right, the Member Representative shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Members. Notwithstanding the foregoing, the Indemnified Party shall not settle any Claim without the written consent of the Member Representative, which consent shall not be unreasonably withheld.

           (e) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

           (f) The Indemnified Party's failure to give reasonably prompt notice to the Member Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Members of any liability which the Members may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Members.

           (g) The parties will make appropriate adjustments for any tax benefits, tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 7, provided that the Member
                                            --------
Representative shall not be obligated to seek any payment pursuant to the terms of any insurance policy.

     7.4   Right of Set-off.
           ----------------

           (a) Any amounts payable by the Members to Parent pursuant to the indemnification provisions of this Section 7 shall be paid, to the extent funds or securities are available, by distribution of amounts or securities from the Escrow. Parent shall be entitled to cause its future payment obligations hereunder to be made into Escrow to the extent it in good faith determines that such an indemnification amount may be owed to it pursuant to this Section 7 in excess of the amount in Escrow; provided, however, if a final determination is made subsequently in accordance with the provisions of this Section 7 that Parent is not entitled to such excess indemnification amount, such amount shall be payable out of Escrow to the Members promptly following such determination. In addition to the right of recovery from the Escrow and the right of set-off set forth in this Section 7.4, Parent shall have the right to any and all remedies available under law. The agreement governing the Escrow will provide for compliance by the Escrow Agent with the provisions of this Section 7.4(a).

           (b) In the event that there shall exist a Pending Claim at the time that the funds and securities in the Escrow would be distributed to the Members in the ordinary course, the distribution of such funds and securities with a market value equal to the highest reasonable estimate of the indemnifying party's obligations to the indemnified party with respect to the Pending Claim(s) will be deferred until such time as the indemnifying party's obligations under the Pending Claim shall have been finally determined and any amounts due to be distributed from the Escrow to the indemnified party in satisfaction of indemnification obligations shall have been distributed.

     7.5   Members' Representative.
           -----------------------

           (a) Upon the closing of the Merger, one of the Members shall be constituted and appointed as agent and attorney-in-fact (the "Members' Representative") for and on behalf of each of the Members to give and receive notices and communications, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to Claims, and to take all actions necessary or appropriate in the judgment of the Members' Representative for the accomplishment of the foregoing. Such agency may be changed (whether pursuant to vacancy, removal or resignation) by the vote of a majority of the Members from time to time upon not less than thirty (30) days prior written notice to Parent. No bond shall be required of the Members' Representative, and the Members' Representative shall receive no compensation for its services, except for payment by the Members of expenses, including fees of counsel, reasonably incurred by the Members' Representative in connection with the performance of its duties hereunder.

           (b) The Members' Representative shall not be liable for any act done or omitted hereunder as Members' Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Members shall severally indemnify the Members' Representative and hold such agent harmless against any loss, liability or expense incurred without bad faith on the part of the Members' Representative and arising out of or in connection with the acceptance or administration of the Members' Representative's duties hereunder.

           (c) A decision, act, consent or instruction of the Members' Representative shall constitute a decision of all Members and shall be final, binding and conclusive upon each Member, and Parent may rely upon any decision, act, consent or instruction of the Members' Representative taken in such manner as being the decision, act, consent or instruction of each and every Member. The Parent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Members' Representative.

     7.6   Survival of Representations, Warranties and Covenants.  All
           -----------------------------------------------------
representations, warranties and covenants made by the Company and, the Members in or pursuant to this Agreement or in any document delivered pursuant hereto will survive the Closing and will remain in effect until, and will expire upon the Indemnification Deadline Date, provided, however, that the indemnification obligations with respect to any Pending Claim (and the related representations, warranties and covenants) will survive until the final resolution of such Pending Claim. All representations, warranties and covenants made by the Parent in or pursuant to this Agreement or in any document delivered pursuant hereto will survive the Closing and will remain in effect until, and will expire upon, the first anniversary of the Closing; provided, however that the representations and warranties made in Section 4.6 (Information Supplied) shall survive until the expiration of the applicable statute of limitations and the conclusion of all claims pending on such date.


                                   SECTION 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1   Termination.  This Agreement may be terminated and the Merger
           -----------
abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the Members of the Company:

           (a)  by mutual written consent of the Company and Parent;

           (b) by Parent or the Company if the Closing has not occurred by September 30, 1999 if the Form S-4 has not been declared effective by the SEC as of such date or October 31, 1999 for any other reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the principal cause of the failure of the Form S-4 to become effective or the Merger to occur on or before such dates;

           (c) by Parent or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal;

           (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

           (e) by Parent or Company if the Form S-4 shall not have been filed with the SEC on or prior to 45 days after the date of execution of this Agreement; provided, however, that a party shall not have a right to terminate this Agreement pursuant to this Section 8.1(e) if it is the primary cause of the failure to file the Form S-4 within such period;

           (f) by Parent if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Members and such breach has not been cured within five (5) business days after written notice to the Company and the Members (provided that no cure period shall be required for a breach which by its nature cannot be cured);

           (g) by the Company if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within five (5) business days after written notice to Parent (provided that no cure period shall be required for a breach which by its nature cannot be cured); or

           (h) by the Parent or the Company if the Parent's Board of Directors does not approve the Merger and the other transactions contemplated herein by the close of business on June 23, 1999.

           (i) by any Party if the Value of the Parent Common Stock on the Closing Date is less than $20.80 (the "Minimum Price"); provided, however, that in the event of termination by the Members or the Company on the one hand, the Parent and the Sub on the other hand shall have the option to supercede such termination by establishing the actual average closing price per share of Parent Common Stock on the Nasdaq National Market over the five consecutive trading days ending on the trading day two days preceding the Closing instead of the Minimum Price for purposes of determining the number of shares to be issued upon Closing; provided, further, however, that in the event of termination by the Parent and the Sub on the one hand, the Members and the Company shall have the option to supercede such termination by establishing the Minimum Price as the price to be used in determining the number of shares to be issued upon Closing.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors or Board of Members (as applicable) of the party taking such action.

     8.2   Effect of Termination.  In the event of termination of this Agreement
           ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Members, or their respective officers or directors, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2(b), 5.6, 5.7, and 5.8 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto, provided, however that no amendment shall be made which by law requires the further approval of the Members of the Company without obtaining such approval.

     8.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
          -----------------
and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.5  Notice of Termination.  Subject to the provisions of Section 8.1(i),
          ---------------------
any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.


                                   SECTION 9

                                 MISCELLANEOUS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)  if to Parent or Sub, to:
                Ticketmaster Online - CitySearch, Inc.
                790 E. Colorado Boulevard, Suite 200,
                Pasadena, CA  91101
                Attention:  Chief Executive Officer
                Telephone No.:  (626) 405-0050
                Facsimile No.:  (626) 405-9929

                with a copy at the same address to the attention of Bradley K. Serwin, General Counsel with a copy to:

                Wilson Sonsini Goodrich & Rosati, P.C.
                650 Page Mill Road
                Palo Alto, CA 94304-1050
                Attention:  Larry W. Sonsini, Esq.
                            John T. Sheridan, Esq.
                Telephone No.: (650) 493-9300
                Facsimile No.: (650) 496-4088

           (b)  if to the Company, to:

                with a copy to:

                WebMedia Ventures, LLC
                5307 East Mockingbird Lane
                Suite 102
                Dallas, Texas 75206
                Attention:   David Kennedy
                             William Bunker
                             Glenn Wiggins
                Telephone No.:  (214) 827-2262
                Facsimile No.:  (214) 827-2937

                with a copy to:

                Jenkens & Gilchrist, P.C.
                1445 Ross Avenue
                Suite 3200
                Dallas, Texas 75202
                Attention:  John R. Holzgraefe, Esq.
                Telephone No.:  (214) 855-4500
                Facsimile No.:  (214) 855-4300

           (c)  if to the Members Representative, to:

                c/o Wiggins & Company
                5307 E. Mockingbird, Suite 610
                Dallas, Texas  75206
                Attention:  David Kennedy
                Telephone No.:  (214) 827-7830
                Facsimile No.:  (214) 827-1534

                with a copy to:

                Jenkens & Gilchrist, P.C.
                1445 Ross Avenue
                Suite 3200
                Dallas, Texas 75202
                Attention:   John R. Holzgraefe, Esq.
                Telephone No.:  (214) 855-4500
                Facsimile No.:  (214) 855-4300

     9.2   Interpretation.
           --------------

           (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

           (b) For purposes of this Agreement the term "knowledge" means with respect to a party hereto, with respect to any matter in question, any actual knowledge that any of the chief executive officer, chief operating officer, president, chief financial officer, general counsel or controller of such party, or knowledge that could be reasonably expected to be had by any such person by virtue of his position with respect to such matter.

           (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or other matter, if such change, event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, assets (including intangible assets), capitalization or financial condition of (i) such entity and its subsidiaries taken as a whole, or (ii) the Surviving Corporation, except for those changes, events and effects that (x) are primarily caused by conditions affecting the United States or world economy as a whole or affecting the industry in which such entity competes as a whole, or (y) result from announcement or pendency of the Merger.

           (d) For purposes of this Agreement, the term "subsidiary" of any entity means any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled by such entity.

     9.3   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4   Entire Agreement; Assignment.  This Agreement, the schedules and
           ----------------------------
Exhibits hereto, the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.5   Severability.  In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6   Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8  Further Assurances.  Each party agrees to cooperate fully with the
          ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.9   Absence of Third Party Beneficiary Rights.  No provision of this
           -----------------------------------------
Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, Member, employee, partner of any party hereto or any other person or entity.

     9.10  Mutual Drafting.  This Agreement is the joint product of the parties
           ---------------
hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     9.11  Further Representations.  Each party to this Agreement acknowledges
           -----------------------
and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences. The Company also represents that it has communicated the above to its Members.

     IN WITNESS WHEREOF, Parent, Sub, the Company and the Members have entered into this Agreement as of the date first written above.


WEB MEDIA, LLC                   TICKETMASTER ONLINE - CITYSEARCH, INC.

By:                              By:
   ---------------------------      -----------------------------------
Name:                            Name:
     -------------------------        ---------------------------------
Title:                           Title:
      ------------------------         --------------------------------


MEMBERS

------------------------------
William Bunker


------------------------------
Dave Kennedy


------------------------------
Glenn Wiggins



                 [Signature page to Reorganization Agreement]